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Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements of Water Pik Technologies, Inc. pertaining to the Executive Deferred Compensation Plan (Form S-8 No. 333-30016 and post-effective amendments thereto), Broad-Based Stock Option Plan (Form S-8 No. 333-96447), 1999 Incentive Plan (Form S-8 No. 333-96449), Teledyne, Inc. 401(k) Plan (Form S-8 No. 333-96451 and post-effective amendments thereto), 1999 Non-Employee Director Stock Compensation Plan (Form S-8 No. 333-96455), Employee Stock Purchase Plan (Form S-8 No. 333-96457), Retirement Plan (Form S-8 No. 333-43962), 1999 Incentive Plan (Form S-8 No. 333-54318), Broad-Based Stock Option Plan (Form S-8 No. 333-54320), 1999 Non-Employee Director Stock Compensation Plan (Form S-8 No. 333-60236) and Employee Stock Purchase Plan (Form S-8 No. 333-60240) of our report dated January 19, 2004, with respect to the consolidated financial statements and schedule of Water Pik Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

Woodland Hills, California
March 5, 2004

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  Exhibit 23.1